UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 3, 2009 (July 31, 2009)

KIMBALL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506

(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) The Board of Directors (the "Board") of Kimball International, Inc. (the "Company") approved a resolution to amend the By-laws of the Company effective July 31, 2009.

Article V: Directors, Section 7 - Section 7 was added to comply with the recent amendment to the Indiana Business Corporation Law which mandated a change in the method of the election of the Company's Board to staggered terms, but also allowed for the Board to elect not to be governed by the new law if such action was taken no later than July 31, 2009. The Board determined that the current annual election of all directors is a method better suited to the best interests of the Company's share owners and therefore utilized the exception provision of the new law by amending the By-laws of the Company effective July 31, 2009.

Article V: Directors, Section 7 was added to read as follows: "Section 7 - Mandatory Classified Board Structure: The provisions of IC 23-1-33-6 (c) shall not apply to the corporation."

This summary is not intended to be complete and is qualified in its entirety by reference to the Restated By-laws of Kimball International, Inc. included as Exhibit 3 (b) to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
3 (b)	Restated By-laws of Kimball International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider
ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer

Date: August 3, 2009

EXHIBIT INDEX

Exhibit
Number	Description
3 (b)	Restated By-laws of Kimball International, Inc.